SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2008

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On August 13, 2008, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing its financial results for the second quarter ended June 30, 2008.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: August 13, 2008	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609

ADAMS RESOURCES ANNOUNCES SECOND QUARTER EARNINGS

Houston (August 13, 2008)--Adams Resources & Energy, Inc. (AMEX-AE) announced second quarter 2008 unaudited net earnings of $4,825,000 or $1.15 per common share.  Revenues for the quarter totaled $1,280,352,000. Current earnings compare to unaudited second quarter 2007 net earnings of $11,286,000 or $2.67 per common share.  For the six months ended June 30, 2008, net earnings were $7,036,000 or $1.67 per common share.

Chairman and Chief Executive Officer, K.S. "Bud" Adams, Jr., attributed the comparative current year earnings decline to the non-recurrence of a $7.2 million second quarter 2007 after-tax gain from the sale of certain producing oil and gas properties.  The comparative effect of last year’s gain was partially offset by $2.5 million in current period after-tax inventory liquidation gains, as the company sold crude oil inventories into a rising market.

A summary of operating results is as follows:

	Second Quarter
	2008	2007

Operating Earnings (Expense)
Marketing	$7,172,000	$5,216,000
Transportation	1,371,000	2,433,000
Oil and gas	1,093,000	12,528,000
General &administrative expenses	(2,503,000)	(2,582,000)
	7,133,000	17,595,000
Interest, net	175,000	424,000
Income tax provision	(2,483,000)	(6,733,000)

Net earnings	$4,825,000	$11,286,000

……………………………………………….

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, and (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility (q) demand for chemical based trucking operations and (r) successful completion of drilling activity.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues	$2,246,340	$1,056,114	$1,280,352	$569,748

Costs, expenses and other	(2,235,680)	(1,036,932)	(1,273,044)	(551,729)
Income tax provision	(3,624)	(6,984)	(2,483)	(6,733)

Net earnings	$7,036	$12,198	$4,825	$11,286

Earnings per share
Basic and diluted net earnings per
per common share	$1.67	$2.89	$1.15	$2.67

Dividends per common share	$-	$-	$-	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	June 30,	December 31,
	2008	2007

ASSETS
Cash	$22,676	$23,697
Other current assets	425,192	288,196
Total current assets	447,868	311,893

Net property & equipment	41,645	39,698
Other assets	7,733	5,484
	$497,246	$357,075

LIABILITIES AND EQUITY
Total current liabilities	$392,336	$261,321
Deferred taxes and other	8,432	6,312
Shareholders’ equity	96,478	89,442
	$497,246	$357,075